Exhibit 8.1

Schellenberg Wittmer Ltd Attorneys at Law Löwenstrasse 19 / P.O. Box 1876 8021 Zurich / Switzerland T +41 44 215 5252 F +41 44 215 5200 www.swlegal.ch

TCP International Holdings Ltd. Alte Steinhauserstrasse 1 6330 Cham, Switzerland	Harun Can Partner / Attorney at Law Certified Tax Expert D +41 44 215 3425 harun.can@swlegal.ch

Dr. Michael Nordin Partner / Attorney at Law Certified Tax Expert D +41 44 215 9386 michael.nordin@swlegal.ch

Listed in the Cantonal Attorney Registry

Date	21 May 2014
Reference No.	112440/02017836/MIK
Subject	TCP International Holdings Ltd.

Ladies and Gentlemen

We have acted as Swiss tax counsel to TCP International Holdings Ltd., an exempted limited company incorporated under the laws of Switzerland (the “Company”), in connection with the public offering of certain common shares (the “Shares”) of the Company pursuant to the registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 21, 2014 (the “Registration Statement”).

This opinion is being furnished to you pursuant to section 601(b)(8) of regulation S-K.

In connection with rendering the opinion set forth below, we have examined and relied on originals or copies of the following:

(a)	the Registration Statement; and

(b)	such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

Our opinion is conditioned on the initial and continuing accuracy of the documents, certificates and records referred to above. We have also assumed that the transactions related to the offering of the Shares will be consummated in the manner contemplated by the Registration Statement.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents.

In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be true, correct and complete without regard to any qualification as to knowledge or belief.

Our opinion is based on Swiss tax law (i.e. legislation, decrees, regulations and court cases) in effect as of the date of this opinion and subject to differing interpretations or change at any time (possibly on a retroactive basis). A change in the Swiss tax law upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the Swiss tax authorities or, if challenged, by a court.

Based upon and subject to the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein and in the Registration Statement, we are of the opinion that, under current Swiss tax law, although the discussion set forth in the Registration Statement under the heading “Taxation – Swiss Taxation” does not purport to summarize all possible Swiss tax considerations of the purchase, ownership and disposition of Shares, such discussion constitutes, in all material respects, a fair and accurate summary of the Swiss tax considerations of the purchase, ownership and disposition of Shares purchased pursuant to the Registration Statement.

Except as set forth above, we express no opinion to any party as to any tax or legal consequences, whether federal, cantonal or communal, or foreign, of the offering of the Shares or of any transaction related thereto. This opinion is furnished to you in connection with the Registration Statement. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. This opinion is to be governed by and construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the city of Zurich.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Yours sincerely

SCHELLENBERG WITTMER Ltd

/s/ Harun Can	/s/ Michael Nordin